Exhibit 99.1
Lime Energy Co. Reports Results for
Year Ended December 31, 2007
Lime Reports Record Revenues and Achieves Adjusted EBITDA Profitability in Energy Service Division During Year Focused on Consolidating and Integrating Company Operations and Building out Its Sales and Marketing Platform
2007 Results:
•	Revenue for 2007 increased $11,337,506, or 139%, to $19,481,130 as compared to $8,143,624 for 2006.

•	Gross profit for 2007 was $4,398,730, an increase of $3,186,400, or 263%, from $1,212,330 for 2006.

•	The operating loss, excluding impairment charges, declined 12% to $10,685,529 for 2007, from $12,163,376 for 2006.

•	Net loss available to common stockholders of $15,552,728 compared to $40,795,239 for 2006.

•	Basic and diluted loss of $2.06 per share for 2007 as compared to $10.61 per share for 2006.

•	Adjusted EBITDA loss declined 20% to $4,758,354 during 2007 as compared to $5,969,249 2006*.

*	Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.
ELK GROVE VILLAGE, IL, March 31, 2008 / PR Newswire/—Lime Energy Co. (NASDAQ: LIME), a leading energy efficiency solutions provider, today announced its results for the twelve-month period ended December 31, 2007.
“We are very pleased to report to our shareholders year end results as well as the accomplishments achieved by Lime Energy during the 2007 calendar period,” stated David Asplund, Chief Executive Officer of Lime Energy. “The management team and board of directors began the year with very aggressive goals, but ones that we felt were achievable. These goals included continued integration of the overall organization, continued growth of the business organically and through strategic acquisitions, and the establishment of a world-class sales platform that can take full advantage of the growing national demand for energy reduction. I am very proud to announce that the hard work and dedication from all of our employees, management and board members has enabled us to achieve these goals.”
“Our record revenue of $19.4 million confirms that large and small enterprises are responding to our solutions and are turning to Lime Energy to help reduce unnecessary energy consumption, eliminate wasteful spending, and reduce harmful greenhouse gases into the environment. In addition to the financial highlights for the year, the Company achieved many non-financial milestones that are the building blocks for our Company for many years to come. Below is a summary of what we feel are some of the most important accomplishments and events for Lime in 2007:
•	Elected Joe Desmond, former Chairman of the California Energy Commission, to Lime Board of Directors

•	Raised $8 million of new capital; $3 million from existing shareholders in a rights offering and $5 million in a convertible note offering of which our Chairman was the majority investor

•	Acquired Texas Energy Products of Austin in a transaction initially valued at $500,000, which has generated over $2MM in revenue since closing

•	Acquired Preferred Lighting in a transaction initially valued at $500,000, which has generated approximately $1MM in revenue since closing

•	Launched new sales offices in Chicago, Salt Lake City, San Francisco and New York

•	Started Lime Finance to provide extended payment plans to customers

•	In addition to the many ongoing customer projects for energy efficiency, Lime was awarded an energy efficient lighting system retrofit project by a major California utility

•	Applied for NASDAQ listing that was approved in early part of 2008
During the year, Lime also spent a significant amount of time and money on the following investments:
•	Developed and launched a new website, www.lime-energy.com

•	Consolidated and standardized sales and marketing material for the entire organization

•	Consolidated and standardized our energy audit software

•	Hired 66 new employees, including the new position of Vice President of Sales and Marketing

•	Conducted ongoing sales and product training

•	Purchased and implemented Salesforce.com to facilitate improved customer relationship management

•	Purchased and implemented new accounting software for Sarbanes Oxley
“While we have come a long way and achieved profitability in 2007 in our Energy Service division on an adjusted EBITDA basis, the Energy Technology division still needs time in order to duplicate similar success,” continued Mr. Asplund. “Lime has committed additional development resources to this division to complete the upgrades to our eMAC line of HVAC controllers. These upgrades allow the eMAC to communicate via cell phone protocol providing more flexibility regarding locations where the technology may be installed as well as features which enable building owners to obtain a better score toward LEED certification. These upgrades are expected to be completed by the end of the third quarter so we have also taken steps to significantly reduce the overhead costs of this division to better align them with the anticipated level of business. Having taken these steps, and based on our ongoing pilot projects with large multi-site national customers, we believe the prospects for our eMAC line of controllers will include national customer roll-outs late this year and into 2009. However, if it does not appear that the performance of this division will begin to contribute to our overall profitability sometime in the near future, we will re-evaluate the benefits of this division and its importance to our overall goal of being one of nation’s leading energy efficiency solutions providers.”
“We believe we are positioned to achieve significant growth during 2008, with the possibility we could double our revenue from the levels achieved in 2007. We expect that our quarterly reported revenue will continue to reflect a seasonal pattern, in which the first quarter activity tends to be weakest, picks up in the second quarter, grows stronger in the third quarter and finally peaks in the fourth quarter, though it is difficult to accurately predict the quarter to quarter activity with any degree of certainty. Our policy of recognizing revenue on a completed contract basis on most of our projects, in combination with an increase in the average size of our contracts, is also expected to contribute to an increase in the variation in our quarter to quarter revenue and earnings.”
“Today, the confidence our management team, our Board of Directors and all our employees have regarding the future of Lime Energy is at an all-time high,” continued Mr. Asplund. “Last week our management team and invited guests stood at the NASDAQ podium and rang its market closing bell in celebration of our NASDAQ listing and in essence our collective achievements to date. As we did at the beginning of 2007, we have yet again set some very aggressive goals for 2008, and with hard work and collective effort and with continued macro energy efficiency and conservation forces supporting our business model, we believe that these goals should also be attained by year end,” concluded Mr. Asplund.

LIME ENERGY CO.
Condensed Consolidated Statement of Operations
(Unaudited)

	Year Ended December 31
	2007	2006
Revenue	$19,481,130	$8,143,624

Cost of sales	15,082,400	6,931,294

Gross profit	4,398,730	1,212,330

Selling, general and administrative	13,072,381	12,165,700
Amortization of intangibles	2,011,878	1,210,006
Impairment loss	4,181,969	1,183,525

Operating loss	(14,867,498)	(13,346,901)

Interest income (expense), net	(685,230)	(3,079,188)

Loss from continuing operations	(15,552,728)	(16,426,089)

Loss from operation of discontinued business	—	(21,425)

Net Loss	(15,552,728)	(16,447,514)

Preferred Stock Dividends	—	(24,347,725)

Net Loss Available to Common Shareholders	$(15,552,728)	$(40,795,239)

Basic and diluted loss per common share from continuing operations	$(2.06)	$(10.60)

Discontinued operations	—	(0.01)

Basic and Diluted Loss Per Common Share	$(2.06)	$(10.61)

Weighted Average Common Shares Outstanding	7,541,960	3,844,087

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission. We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.
A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Year Ended December 31
	2007	2006
Net loss	$(15,552,728)	$(16,447,514)

Depreciation and amortization	2,200,444	1,386,597
Interest expense (income), net	685,230	3,079,188
Provision for income taxes	—	—

EBITDA	(12,667,054)	(11,981,729)

Non-cash share based compensation	3,726,731	4,828,955
Impairment loss	4,181,969	1,183,525

Adjusted EBITDA	$(4,758,354)	$(5,969,249)

Additional Information
A full analysis of the twelve-month results will be available in the Company’s 10-K, which the Company will release on March 31, 2008 and make available on the Company’s website at www.lime-energy.com or on www.sec.gov.
Conference Call Information
Lime Energy will host a conference call on Tuesday, April 1st at 4:30 PM Eastern Time to discuss these results.
Investors can access the call by calling toll free 888-396-2384 and use passcode 59051776. International callers can dial 617-847-8711 and use the same passcode.
The call will be available for replay until August 1st, 2008 by dialing toll free 888-286-8010 or 617-801-6888. The replay will require use of passcode 29802942.
The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Lime Energy Co.
Lime Energy is one of the nation’s leading energy efficiency solutions providers. Lime brings together more than 75 years of experience in design, engineering and installation of energy efficient solutions providing customers with guaranteed saving results and high returns on invested capital. The company’s stock is traded on NASDAQ under the symbol LIME. Additional information is available at the company’s website at http://www.lime-energy.com or by calling 847-437-1666.
Lime Energy Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2008 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Lime Energy’s current Annual Report on form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.